Exhibit 99.2

Sucampo Announces Approval of a Supplemental Application for Updates to AMITIZA (lubiprostone) Pregnancy Labeling

Changes Related to Risk-Benefit Profile in Pregnancy and Nursing Mothers, and Update to Mechanism of Action Section

Company Also Announces Extension of sNDA Priority Review for AMITIZA Submission Seeking Approval for Treatment of Opioid-Induced Constipation

BETHESDA, Md.--(BUSINESS WIRE)--November 30, 2012--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) today announced that the Company received a supplement approval from the U.S. Food and Drug Administration (FDA) that removes pregnancy “warnings and precautions” and clarifies information regarding the use of AMITIZA® (lubiprostone) by pregnant and/or nursing women. In addition, the FDA expanded the labeling text of the Mechanism of Action section in the prescribing information for AMITIZA. AMITIZA is approved for the treatment of chronic idiopathic constipation (CIC) in adults (24 mcg twice daily) and irritable bowel syndrome with constipation (IBS-C) in women 18 years of age and older (8 mcg twice daily).

The Company also announced today that the FDA has extended the Prescription Drug User Fee Act (PDUFA) goal date for the Agency’s priority review of the supplemental new drug application (sNDA) filing seeking approval for an additional indication for lubiprostone for the treatment of opioid-induced constipation (OIC) in patients with chronic, non-cancer pain. Sucampo was notified that its November 16, 2012 submission of FDA-requested supportive analyses has been designated as a major amendment to the application. Since the receipt date of this additional information is within three months of the PDUFA date, the FDA has decided to extend the goal date by three months to provide time for a full review of the submission. The extended user fee goal date is late April, 2013. No new clinical trials or studies have been requested by the FDA.

“Sucampo’s scientific and regulatory teams are pleased with the FDA-approved changes to the AMITIZA label. We believe these changes will enable physicians and women of child-bearing age who are suffering from IBS-C or CIC to better evaluate the risk-benefit profile of AMITIZA. The details added to the mechanism of action section highlight AMITIZA’s ability to restore the mucosal barrier of the gut, which is important to further clarify clinician understanding of how AMITIZA may work in the treatment of IBS-C. Additionally, we look forward to completion of the FDA’s review of our sNDA for OIC,” said Ryuji Ueno, M.D., Ph.D., Ph.D., Chairman and Chief Executive Officer of Sucampo.

Sucampo has accepted the following FDA-approved labeling changes, which will be effective immediately:

  All pregnancy-related Warnings and Precautions (Section 5.1 of the label) have been removed. This includes deletion of the sentence: “Women who could become pregnant should have a negative pregnancy test prior to beginning therapy with AMITIZA and should be capable of complying with effective contraceptive measures.”
  Section 8 of the product labeling, “Use in Specific Populations,” was updated to include additional animal data and a Clinical Consideration section, with the pregnancy category remaining unchanged.
  Previous labeling statements regarding the potential for serious adverse reactions in nursing infants have been removed. The revised label states that caution should be exercised when AMITIZA is administered to a nursing mother and advises “lactating women to monitor their human milk-fed infants for diarrhea while taking AMITIZA.”
  The Mechanism of Action section (Section 12.1) of the label now reads as follows: “Lubiprostone is a locally acting chloride channel activator…activation of ClC-2 by lubiprostone has been shown to stimulate recovery of mucosal barrier function and reduce intestinal permeability (bolding added to indicate label addition) via the restoration of tight junction complexes in ex vivo studies of ischemic porcine intestine.”

A recent study suggests that one of the contributing factors to abdominal pain in IBS may be increased intestinal permeability induced by disruption of the tight junctions. It has been previously established that activation of the ClC-2 chloride channel specifically, but not CFTR chloride channel, mediates reduction in intestinal permeability. Lubiprostone is the only product approved for use in IBS-C which includes a mechanism of action for reducing intestinal permeability.

For further information please see the complete Prescribing Information and visit www.amitiza.com.

About AMITIZA (lubiprostone) for Chronic Idiopathic Constipation (CIC) and Irritable Bowel Syndrome with Constipation (IBS-C)

AMITIZA is a chloride channel activator indicated for the treatment of CIC (24 mcg twice daily) in adults and for IBS-C (8 mcg twice daily) in women 18 years of age and older.

Important Safety Information

AMITIZA (lubiprostone) is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction. Patients with symptoms suggestive of mechanical gastrointestinal obstruction should be thoroughly evaluated by the treating healthcare provider to confirm the absence of such an obstruction prior to initiating AMITIZA treatment.

Patients taking AMITIZA may experience nausea. If this occurs, concomitant administration of food with AMITIZA may reduce symptoms of nausea. Patients who experience severe nausea should inform their healthcare provider.

AMITIZA should not be prescribed to patients that have severe diarrhea. Patients should be aware of the possible occurrence of diarrhea during treatment and inform their healthcare provider if the diarrhea becomes severe.

Patients taking AMITIZA may experience dyspnea within an hour of first dose. This symptom generally resolves within three hours, but may recur with repeat dosing. Patients who experience dyspnea should inform their healthcare provider. Some patients have discontinued therapy because of dyspnea.

In clinical trials of AMITIZA (24 mcg twice daily vs placebo; N=1113 vs N=316, respectively) in patients with Chronic Idiopathic Constipation (CIC), the most common adverse reactions (incidence > 4%) were nausea (29% vs 3%), diarrhea (12% vs <1%), headache (11% vs 5%), abdominal pain (8% vs 3%), abdominal distension (6% vs 2%), and flatulence (6% vs 2%).

In clinical trials of AMITIZA (8 mcg twice daily vs placebo; N=1011 vs N=435, respectively) in patients with Irritable Bowel Syndrome with Constipation (IBS-C), the most common adverse reactions (incidence > 4%) were nausea (8% vs 4%), diarrhea (7% vs 4%), and abdominal pain (5% vs 5%).

The safety of AMITIZA in pregnancy has not been evaluated in humans. Based on animal data, AMITIZA may cause fetal harm. AMITIZA should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. Caution should be exercised when AMITIZA is administered to a nursing woman. Advise nursing women to monitor infants for diarrhea.

Reduce the dosage in CIC patients with moderate and severe hepatic impairment. Reduce the dosage in IBS-C patients with severe hepatic impairment.

For further information please see the complete Prescribing Information and visit www.amitiza.com.

About Sucampo Pharmaceuticals

Sucampo Pharmaceuticals, Inc. is a global pharmaceutical company focused on innovative research, discovery, development and commercialization of proprietary drugs based on prostones. The therapeutic potential of prostones was first discovered by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo’s Chairman, Chief Executive Officer, and co-founder. Prostones, naturally occurring fatty acid metabolites that have emerged as promising compounds with unique physiological activities, can be targeted for the treatment of unmet or underserved medical needs. For more information, please visit www.sucampo.com.

Sucampo Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; Sucampo’s ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the US and internationally and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo’s business, particularly those mentioned in the risk factors and cautionary statements in Sucampo’s Form 10-K for the year ended Dec. 31, 2011, which the Company incorporates by reference.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Silvia Taylor, 1-240-223-3718
staylor@sucampo.com